                              EXHIBITS 5.1 AND 23.1

                                Sharon A. Le Duy
                     Associate Vice President--Legal Affairs
                                   CNET, Inc.
                               150 Chestnut Street
                         San Francisco, California 94111

                               November 10, 1999


CNET, Inc.
150 Chestnut Street
San Francisco, California  94111

Ladies and Gentlemen:

         I have acted as counsel to CNET, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 122,995 shares (the "Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock") issued pursuant to that certain Agreement and Plan of Merger, dated as of October 7, 1999, by and among the Company, as described in the Registration Statement of the Company on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission.

         In rendering this opinion, I have examined and relied upon executed originals, counterparts, or copies of such documents, records, and certificates (including certificates of public officials and officers of the Company) as I considered necessary or appropriate for enabling me to express the opinions set forth herein. In all such examinations, I have assumed the authenticity and completeness of all documents submitted to me as originals and the conformity to originals and completeness of all documents submitted to me as photostatic, conformed, notarized, or certified copies.

         Based on the foregoing, I am of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         This opinion may be filed as an exhibit to the Registration Statement. I also consent to the reference to this firm as having passed on the validity of such Shares under the caption "Legal Matters" in the prospectus that constitutes a part of the Registration Statement. In giving this consent, I do not admit that I am included in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                     Very truly yours,


                                     /s/ SHARON A. LEDUY,
                                         Associate Vice President--Legal Affairs